                                                                    EXHIBIT 10.6

                        SERVICE AGREEMENT ADDENDUM NO. 2
                            (DATED SEPTEMBER 1, 2003)

This Service Agreement Addendum No. 2 is attached to and made a part of Equipment Schedule Number 2 ("Equipment Schedule No. 2"), which is hereby added to and incorporated in that certain Quality Care Maintenance Agreement between Diebold, Incorporated ("Diebold") and Cardtronics, LP ("Cardtronics"), dated effective as October 1, 2002 (the "Maintenance Agreement"). This Addendum sets forth the services to be provided by Diebold pursuant to the Maintenance Agreement and pricing to be charged and paid by Cardtronics thereunder, with respect to the ATMs identified on Equipment Schedule No. 2, which Cardtronics has acquired from American Express Travel Related Services Co., Inc. ("American Express").

FIRST LINE MAINTENANCE ("FLM"):

Requires no tools or service parts and consists of onsite diagnosis of ATM problems.

1.       Clearing of receipt/journal paper jams.

2.       Clearing of jammed cards and leaving such cards on site in ATM safe.

3. Clearing of all currency jams (including fanning money when necessary while on site for existing service call).

4. Check supply of receipt/journal printers and replenish with customer-supplied consumables while one site for existing service call.

5. In the event of an "electronics journal full" condition, copy the journal to a floppy disk and leave disk on site. If condition was caused by the action or lack of action of cash handler, service will be billable at $90 per call.

6. Respond to media transports that are not functioning properly and clear them of any foreign objects (e.g. jams).

7. Clean ATM DIP, SWIPE, or motorized card readers (when Card Reader malfunction is indicated).

8.       Check placement of captured card tray and reposition if necessary.

9.       Visually check ATM during routine FLM call to verify the following:

         -        Lights functioning properly.

         -        Proper operation of the card access device.

         -        General cleanliness of ATM and surrounding area.

         -        ATM screen is clean.

10. If observable within 2 minutes after service completion, observe transaction and verify all aspects of the ATM are operational.

11. Extended First Line Maintenance services are onsite visits to verify operation and notify Cardtronics of any service issues regarding non-ATM or third party related service issues. It is not Diebold's responsibility to repair these issues (except ATM resets and modem resets), but to only report them to Cardtronics. Examples of non - ATM or third-party related service issues are, but not limited to:

         -        Phone line issues.

         -        Power issues.

         -        Network and general non-ATM communication issues.

         -        Modem resets.

         -        ATM resets.

         -        No fault found situations.

         *

12. For identified vandalism, Diebold will provide an estimate at no cost and receive approval prior to performing repair. If another provider is selected to perform repair, then the inspection call will be billable at $ * per hour (second line technician required).

13. Cash replenishment issues (i.e. left in supervisory mode, cassettes not seated, wrong type of consumables, banded money, ATM settled incorrectly, and wrong denominations) will be billed at $ * per call.

14. Service hours from 8AM to 8PM, seven days per week with an average target response time of * hours per call.

15. Cardtronics agrees to work with Diebold on setting Actmon levels and acceptable "I'm Alive" notification frequencies to minimize unnecessary calls.

16. If the aggregate First Line Maintenance call rate for the total number of Cardtronics' ATMs covered by the Agreement and serviced by Diebold exceeds * calls per month for two consecutive months then, both parties agree to diligently and cooperatively investigate the situation and meet to discuss their findings. Additionally, the parties may agree upon an adjustment to the then current monthly contract rate for First Line Maintenance service or Diebold will be allowed to cancel First Line Maintenance service on such ATMs by sending a ninety (90)-day written notice to Cardtronics of its intent to do so.

17. Diebold agrees to perform preventative maintenance on each Cardtronics ATM pursuant to Diebold's Performance Driven Preventative Maintenance Program. Periodically, Diebold shall inform Cardtronics of its findings in order for Cardtronics to identify possible trends in hardware failures.

18. Provide operational reviews and notify Cardtronics of any issues including other vendor services.

19. The First Line Maintenance fee will be $ * per month, per ATM and shall commence with respect to each ATM on the date that Diebold initializes the Mas-Hamilton lock on the ATM (herein called the "ATM Conversion"). Customer and Diebold will develop a

* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

         mutually acceptable schedule to accomplish all ATM Conversions within a reasonable tune period, but in any event to be completed on or before December 1, 2003. In the event that an ATM Conversion occurs on any day other than the first day of the month, the first month's First Line Maintenance fee will be pro-rated by multiplying $ * by (i) the number of days from the ATM Conversion until the last day of the month:
         (ii) divided by the total number of days in said month.

SECOND LINE MAINTENANCE:

1. The hours of coverage ("HOC") for Second Line Maintenance will be 8AM to 8PM, seven days per week with an average target response time of 4 hours per call.

2. Second Line Maintenance consists of Remedial Maintenance. Replacement Parts, and Engineering Changes, as described below. necessary to keep the ATM in Good Operating Condition.

         - Remedial Maintenance -- Remedial Maintenance consists of those functions required to repair a malfunctioning ATM and return it to Good Operating Condition.

         - Replacement Parts -- Diebold will install parts on an exchange basis. Installed parts may be new or reconditioned used parts. Replacement parts become Cardtronics' property (if Cardtronics owns the equipment). Replaced parts become the property of Diebold.

         - Engineering Changes -- Engineering Changes include any safety changes to Diebold ATMs required of Diebold by a governmental or regulatory entity. Safety changes will be made at no additional charge. Other engineering changes (including Diebold developed and supported software), e.g. changes intended to enhance or simplify the performance, reliability or serviceability of Diebold equipment, that are generally adopted by Diebold and provided to Diebold's maintenance customers at no charge will also be provided at no extra expense, but will be installed at Diebold's convenience.

3. The following services are not covered by this Agreement and are billable to Cardtronics on a "Per Call" basis at $ * per hour:

         -        Any out of scope work requiring a second line technician

         -        Vandalism

         -        Acts of God

         - All services requested outside of contract hours will be invoiced at $153/hr.

         -        All services referenced in Section 9 of the Maintenance
                  Agreement.

The Second Line Maintenance fee will be as follows:

         -        Model 1063, 1062ix, 1064i, 1064ix, & 1072 units -$  *  per month. per ATM and shall commence retroactively to August 1, 2003 with respect to all ATMs listed on Equipment Schedule 2.

* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

         -        Model CSP 100, 200 & 200P units - $  *  per month, per ATM.

TRIPLE DES CONVERSION FEES:

The Triple DES Conversion fee for the equipment included on Equipment Schedule Number 2 to be charged Cardtronics (if Cardtronics elects to proceed with such conversion and makes such election on or before March 31, 2004) will be as set forth in the table below. Furthermore, if Cardtronics elects to implement the Triple DES Conversion of the ATMs, Diebold agrees to complete up to 1000 of such conversions prior to August 30, 2004, with any in excess of 1000 to be completed no later than November 30. 2004.

              MODEL                     COST OF UPGRADE PER UNIT
----------------------------------      ------------------------
1062ix, 1064i, 1064ix & 1072 units      $  *
1063 units with BTP backplane           $  *
CSP200 and CSP200P units                $  *

CONTRACT TERM & RATE INCREASE:

Notwithstanding a possible earlier termination of the Maintenance Agreement with respect to the ATMs covered by Equipment Schedule 1, the initial term of the Maintenance Agreement with respect to the ATMs identified on Equipment Schedule 2 shall run from September 1, 2003 until August 31, 2005 with the above fees fixed during that initial term. A third year option is available if agreed to by both parties at an increase not to exceed 5%. Subsequent annual renewals will be handled as outlined in the Maintenance Agreement.

                         [Signatures on following page]

* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

In witness whereof, the parties do hereby execute this Addendum No. 2 to the Quality Care Maintenance Agreement dated effective as of September 1. 2003.

DIEBOLD, INCORPORATED

By: /s/ David Bucci
    -----------------------------
Name: David Bucci
Title: Sr. Vice President

CARDTRONICS, LP

By: /s/ Michael H. Clinard
    ----------------------------
    Michael H. Clinard,
    Chief Operating Officer

APPROVED BY LEGAL: MK 10-14-02

                                   SCHEDULE 2

                                 ATM LOCATIONS  *


* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

                           SERVICE AGREEMENT ADDENDUM
                      CARDTRONICS FIRST LINE & SECOND LINE

This Service Agreement Addendum is attached to and made a part of Equipment Schedule Number 1, to that certain Quality Care Maintenance Agreement between Diebold, Incorporated ("Diebold") and Cardtronics, LP ("Cardtronics"), dated ___________, 2002 (the "Maintenance Agreement"). This Addendum sets forth the services to be provided by Diebold pursuant to the Maintenance Agreement and pricing to be charged and paid by Cardtronics thereunder, as set forth therein.

FIRST LINE MAINTENANCE:

Requires no tools or service parts. Onsite diagnosis of ATM problems

1.       Clearing of receipt/journal paper jams.

2.       Clearing of jammed cards and leaving such cards on site in ATM safe.

3. Clearing of all currency jams (including fanning money when necessary while on site for existing service call).

4. Check supply of receipt/journal printers and replenish with customer-supplied consumables while one site for existing service call.

5. In the event of an "electronics journal full" condition, copy the journal to a floppy disk and leave disk on site. If condition was caused by the action or lack of action of cash handler, service will be billable at $90/call.

6. Respond to media transports that are not functioning properly and clear them of any foreign objects (e.g. jams).

7. Clean ATM DIP, SWIPE, or motorized card readers (when Card Reader malfunction is indicated).

8.       Check placement of captured card tray and reposition if necessary.

9.       Visually check ATM during routine FLM call to verify the following:

         -        Lights functioning properly.

         -        Proper operation of the card access device.

         -        General cleanliness of ATM and surrounding area.

         -        ATM screen is clean.

10. If observable within 2 minutes after service completion, observe transaction and verify all aspects of the ATM are operational.

11. Extended First Line Services. Onsite visits to verify operation and notify Cardtronics of any service issues regarding non-ATM or third party related service issues. It is not service provider's responsibility to repair these issues (except ATM resets and modem resets), but to only report them to Cardtronics. Examples of non - ATM or third-party related service issues are such as but not limited to:

         -        Phone line issues.

         -        Power issues.

         -        Network and general non-ATM communication issues.

         -        Modem resets.

         -        ATM resets.

         -        No fault found situations.

         (However, any repeat call to the same site, for the same Extended First Line Service, within a 2-day period will be considered a chargeable call and Cardtronics will be invoiced accordingly at $90 per call.)

12. For identified vandalism, Diebold will provide an estimate at no cost and receive approval prior to performing repair. If another provider is selected to perform repair, then the inspection call will be billable at $123 per hour (second line technician required).

13. Cash replenishment issues (i.e. left in supervisory mode, cassettes not seated, wrong type of consumables, banded money, ATM settled incorrectly, and wrong denominations) will be billed at $ * per call.

14. Service hours from 8AM to 8PM, seven days per week with an average target response time of hours per call.

15. Cardtronics agrees to work with Diebold on setting Actmon levels and acceptable "I'm Alive" notification frequencies to minimize unnecessary calls.

16. If the aggregate First Line call rate for the total number of Cardtronics' ATMs covered by the Agreement and serviced by Diebold exceeds * calls per month for two consecutive months then, both parties agree to diligently and cooperatively investigate the situation and meet to discuss their findings. Additionally, the parties may agree upon an adjustment to the then current monthly contract rate for First Line Service or Diebold will be allowed to cancel First Line Service on such ATMs by sending a ninety (90)-day written notice to Cardtronics of its intent to do so.

17. Diebold agrees to perform preventative maintenance on each Cardtronics ATM pursuant to Diebold's Performance Driven Preventative Maintenance Program. Periodically, Diebold shall inform Cardtronics of its findings in order for Cardtronics to identify possible trends in hardware failures.

18. Provide operational reviews and notify Cardtronics of any issues including other vendor services.

19. The annual First Line contract amount will be $ * or $ * per month, per ATM.


* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

SECOND LINE MAINTENANCE:

1. The hours of coverage ("HOC") for Second Line Maintenance will be * seven days per week with an average target response time of * hours per call.

2. Second Line Maintenance consists of Remedial Maintenance, Replacement Parts, and Engineering Changes, as described below, necessary to keep the ATM in good operating condition.

         - Remedial Maintenance -- Remedial Maintenance consists of those functions required to repair a malfunctioning ATM and return it to good operating condition.

         - Replacement Parts -- Diebold will install parts on an exchange basis. Installed parts may be new or reconditioned used parts. Replacement parts become Cardtronics' property (if Cardtronics owns the equipment). Replaced parts become the property of Diebold.

         - Engineering Changes -- Engineering Changes include any safety changes to Diebold ATMs required of Diebold by a governmental or regulatory entity. Safety changes will be made at no additional charge. Other engineering changes (including Diebold developed and supported software), e.g. changes intended to enhance or simplify the performance, reliability or serviceability of Diebold equipment, that are generally adopted by Diebold and provided to Diebold's maintenance customers at no charge and will be installed at Diebold's convenience.

3. The following services are not covered by this Agreement and are billable to Cardtronics on a "Per Call" basis at $ * per hour:

         -        Any out of scope work requiring a second line technician

         -        Vandalism

         -        Acts of God

         - All services requested outside of contract hours will be invoiced at $153/hr

         -        All services referenced in Section 9 of the Maintenance
                  Agreement.

4.       The annual Second Line contract will be as follows:

         - Model, CSP 100, 200 & 200P units - $ * annually or $ * per month, per ATM

         -        Model 1063, 1O62ix, 1064i, 1064ix & 1072 units - $  *
                  annually or $  *  per month, per ATM

TRIPLE DES CONVERSION FEES

During the initial two year Term of the Agreement, the Triple DES Conversion Fee to be charged Cardtronics hereunder will be as set forth below:


* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

             MODEL                          COST OF UPGRADE PER UNIT
----------------------------------          ------------------------
1062ix, 1064i, 1064ix & 1072 units          $  *
1063 units with BTP backplane               $  *
CSP200 and CSP200P units                    $  *

* Note: price is based on remote installation of software and additional costs may be applicable should field labor/service call be necessary.

CONTRACT TERM & RATE INCREASE

The length of the initial service agreement will be 2 years at the current rate. A third year option is available if agreed to by both parties at an increase not to exceed 5%. Renewals will be handled as outlined in the Quality Care Maintenance Agreement. Notwithstanding the expiration or earlier termination of this Agreement, the Triple DES Conversion Fee set forth above shall remain in effect for a period of one year following the initial two year Term of the Agreement.

* Denotes Confidential Portion Omitted and Filed Separately with the Commission.